Exhibit 99.1

BPZ Energy Announces Recommencement of Development Drilling

at Albacora Field Platform

HOUSTON, TX ‒ Sept. 30, 2013 ‒ BPZ Energy (NYSE: BPZ) (BVL: BPZ), today announced spudding of the A-18D development well at the Albacora field platform, located in offshore Block Z-1 in Peru.  Drilling and completion of the well is expected to take up to twelve weeks.  Targeted depth of the well will be approximately 12,000 feet subsea.

BPZ Energy President and CEO Manolo Zuniga commented, “We are excited to recommence drilling at the Albacora field, our second development drilling program now underway at Block Z-1 with our partner Pacific Rubiales Energy Corp. At the Corvina field, we expect to share the results of the first development well at the CX-15 platform before the end of October. In the meantime, the next Corvina and Albacora development well locations have already been selected.

We have also taken steps to optimize our balance sheet by issuing new convertible bonds and retiring some existing shorter dated bonds which will improve our debt maturity profile, and we repaid the remaining balance of our secured bank facility as well. We look forward to continued execution of our operational and financial plans to grow production, cash flow and achieve profitability.”

ABOUT BPZ ENERGY

Houston-based BPZ Energy, which trades as BPZ Resources, Inc. under ticker symbol BPZ on the New York Stock Exchange and the Bolsa de Valores in Lima, is an independent oil and gas exploration and production company which has license contracts covering approximately 2.0 million net acres in offshore and onshore Peru. The Company holds a 51% in offshore Block Z-1, which it is developing in partnership with Pacific Rubiales Energy Corp. (TSX: PRE; BVC: PREC; BOVESPA: PREB). The Company also holds 100% working interests in three onshore blocks. Please visit the Company's website at www.bpzenergy.com for more information.

FORWARD LOOKING STATEMENT

This Press Release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward looking statements are based on our current expectations about our company, our properties, our estimates of required capital expenditures and our industry. You can identify these forward-looking statements when you see us using words such as “anticipates,” “intends,” “will,” “expects,” and other similar expressions. These forward-looking statements involve risks and uncertainties.

Our actual results could differ materially from those anticipated in these forward looking statements. Such uncertainties include the success of our project financing efforts, accuracy of well test results, results of seismic testing, well refurbishment efforts, successful production of indicated reserves, satisfaction of well test period requirements, receipt of all required permits, the successful management of our capital expenditures, and other normal business risks. We undertake no obligation to publicly update any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

CAUTIONARY STATEMENT REGARDING CERTAIN INFORMATION RELEASES

The Company is aware that certain information concerning its operations and production is available from time to time from Perupetro, an instrumentality of the Peruvian government, and the Ministry of Energy and Mines ("MEM"), a ministry of the government of Peru. This information is available from the websites of Perupetro and MEM and may be available from other official sources of which the Company is unaware. This information is published by Perupetro and MEM outside the control of the Company and may be published in a format different from the format used by the Company to disclose such information, in compliance with SEC and other U.S. regulatory requirements.

Additionally, the Company’s joint venture partner in Block Z-1, Pacific Rubiales Energy Corp. (“PRE”), is a Canadian public company that is not listed on a U.S. stock exchange, but is listed on the Toronto (TSX), Bolsa de Valores de Colombia (BVC) and BOVESPA stock exchanges. As such PRE may be subject to different information disclosure requirements than the Company. Information concerning the Company, such as information concerning energy reserves, may be published by PRE outside of our control and may be published in a format different from the format the Company uses to disclose such information, in compliance with SEC and other U.S. regulatory requirements.

The Company provides such information in the format required, and at the times required, by the SEC and as determined to be both material and relevant by management of the Company. The Company urges interested investors and third parties to consider closely the disclosure in our SEC filings, available from us at 580 Westlake Park Blvd., Suite 525, Houston, Texas 77079; Telephone: (281) 556-6200. These filings can also be obtained from the SEC via the internet at www.sec.gov.

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Investor and Media Contact:

A. Pierre Dubois

Investor Relations & Corporate Communications

BPZ Energy

(281) 752-1240

pierre_dubois@bpzenergy.com